EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
SECOND-QUARTER 2022 RESULTS

•Reported second-quarter 2022 Net income attributable to limited partners of $299.6 million, generating second-quarter record-breaking Adjusted EBITDA(1) of $548.3 million.
•Reported second-quarter 2022 Cash flows provided by operating activities of $467.0 million, generating second-quarter Free cash flow(1) of $372.1 million.
•Repurchased 17.1 million common units for aggregate consideration of $425.4 million year-to-date through July 29, 2022.

HOUSTON—(BUSINESS WIRE)—August 3, 2022 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced second-quarter 2022 financial and operating results. Net income (loss) attributable to limited partners for the second quarter of 2022 totaled $299.6 million, or $0.74 per common unit (diluted), with second-quarter 2022 Adjusted EBITDA(1) totaling $548.3 million, second-quarter 2022 Cash flows provided by operating activities totaling $467.0 million, and second-quarter 2022 Free cash flow(1) totaling $372.1 million.
RECENT HIGHLIGHTS
•Processed record Delaware Basin natural-gas throughput of 1.5 Bcf/d for the second quarter, representing a 13-percent sequential-quarter increase.
•Gathered record Delaware Basin produced-water throughput of 864 MBbls/d for the second quarter, representing a 15-percent sequential-quarter increase.
•Repurchased 17,115,367 common units for aggregate consideration of $425.4 million year-to-date through July 29, 2022, which includes 10,000,000 common units purchased from Occidental on July 21, 2022, as part of the previously announced buyback program of up to $1.0 billion of the Partnership’s common units through December 31, 2024. Total common units repurchased since September 2020 now represents 13.2% of total unaffected units outstanding.

•Retired $502.2 million of Senior notes due 2022 on April 1, 2022, and repurchased an additional $1.4 million of senior notes through open-market transactions by quarter end. Total senior notes repurchased since January 2020 now exceeds $1.65 billion.

On August 12, 2022, WES will pay its second-quarter 2022 per-unit distribution of $0.50, which is in line with the prior quarter’s distribution and is consistent with the Partnership’s previously announced annualized regular quarterly distribution (“Base Distribution”) target of $2.00 per unit. Second-quarter 2022 Free cash flow after distributions totaled $165.9 million. Second-quarter 2022 and year-to-date capital expenditures(3) totaled $124.1 million and $210.7 million, respectively.
Second-quarter 2022 total natural-gas throughput(5) averaged 4.3 Bcf/d, representing a 5-percent sequential-quarter increase. Second-quarter 2022 total throughput for crude-oil and NGLs assets(5) averaged 666 MBbls/d, representing a 1-percent sequential-quarter decrease. Second-quarter 2022 total throughput for produced-water assets(5) averaged 864 MBbls/d, representing a 15-percent sequential-quarter increase.
“WES continued its track record of strong operational and financial performance by achieving record-breaking Adjusted EBITDA for the second straight quarter and generating substantial Free cash flow,” said Michael Ure, President and Chief Executive Officer. “Our second-quarter success was primarily driven by increased throughput across all three products in the Delaware Basin and higher distributions from our equity investments, partially offset by higher operation and maintenance expense. With our substantial asset footprint in the Delaware Basin and strong producer activity levels, we expect continued throughput growth through the remainder of 2022 and into 2023.”
Mr. Ure continued, “Over the last two years, we have focused on efficiently allocating capital and improving the health of our balance sheet. By increasing our financial flexibility, we have been well positioned to capitalize on recent market dynamics and opportunistically return a significant amount of capital to our unitholders. As of July 29th, we have now completed approximately 43-percent of our $1.0 billion unit buyback program that continues through year-end 2024. Inclusive of these additional unit repurchases post quarter end, our Debt-to-Trailing Twelve Month Adjusted EBITDA ratio remains below our year-end net leverage threshold of 3.4x, which puts us in a strong position to assess other opportunities to return additional capital to our unitholders.”

2021 - 2022 SUSTAINABILITY REPORT
Today WES released its third-annual Sustainability Report focused on environmental, social, and governance (ESG) issues. The report details the Partnership’s continued focus on its three core pillars of its ESG approach - supporting sustainable environments, focusing on people, and operating responsibly. To download and read the full report, please click on the Sustainability section of our website at www.westernmidstream.com.
CONFERENCE CALL TOMORROW AT 1:00 P.M. CT
WES will host a conference call on Thursday, August 4, 2022, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss second-quarter 2022 results. To participate, individuals should dial 888-330-2354 (Domestic) or 240-789-2706 (International) fifteen minutes before the scheduled conference call time and enter participant access code 32054. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website following the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, Wyoming, and Pennsylvania, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.
For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; the ultimate impact of efforts to fight COVID-19 on the global economy and any related impact on commodity demand and prices; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income (loss), and a reconciliation of the Free cash flow range to net cash provided by operating activities, is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time. These items, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these items could significantly impact such financial measures. At this time, WES is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, WES is not able to provide a corresponding GAAP equivalent for the Adjusted EBITDA or Free cash flow ranges.
(3)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(4)Subject to Board review and approval on a quarterly basis based on the needs of the business.
(5)Represents total throughput attributable to WES, which excludes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.

# # #

WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Daniel.Jenkins@westernmidstream.com
832.636.1009

Shelby Keltner
Manager, Investor Relations
Shelby.Keltner@westernmidstream.com
832.636.1009

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
thousands except per-unit amounts	2022	2021	2022	2021
Revenues and other
Service revenues – fee based	$655,952	$618,985	$1,287,550	$1,191,260
Service revenues – product based	70,498	27,803	111,365	59,455
Product sales	149,736	72,256	235,325	143,061
Other	233	87	476	329
Total revenues and other	876,419	719,131	1,634,716	1,394,105
Equity income, net – related parties	48,464	58,666	98,071	110,831
Operating expenses
Cost of product	148,556	78,044	221,404	167,013
Operation and maintenance	168,153	153,028	297,129	293,360
General and administrative	47,848	44,448	96,450	89,564
Property and other taxes	22,662	17,967	41,104	32,351
Depreciation and amortization	139,036	137,849	273,618	268,402
Long-lived asset and other impairments	90	12,738	90	27,604
Total operating expenses	526,345	444,074	929,795	878,294
Gain (loss) on divestiture and other, net	(1,150)	1,225	(780)	642
Operating income (loss)	397,388	334,948	802,212	627,284
Interest expense	(80,772)	(95,290)	(166,227)	(193,783)
Gain (loss) on early extinguishment of debt	91	—	91	(289)
Other income (expense), net	(45)	84	61	(1,123)
Income (loss) before income taxes	316,662	239,742	636,137	432,089
Income tax expense (benefit)	1,491	1,465	3,296	2,577
Net income (loss)	315,171	238,277	632,841	429,512
Net income (loss) attributable to noncontrolling interests	8,854	7,018	17,807	12,462
Net income (loss) attributable to Western Midstream Partners, LP	$306,317	$231,259	$615,034	$417,050
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$306,317	$231,259	$615,034	$417,050
General partner interest in net (income) loss	(6,767)	(4,964)	(13,550)	(8,957)
Limited partners’ interest in net income (loss)	$299,550	$226,295	$601,484	$408,093
Net income (loss) per common unit – basic	$0.74	$0.55	$1.49	$0.99
Net income (loss) per common unit – diluted	$0.74	$0.55	$1.49	$0.99
Weighted-average common units outstanding – basic	403,027	413,070	403,140	413,087
Weighted-average common units outstanding – diluted	404,162	413,720	404,280	413,557

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	June 30, 2022	December 31, 2021
Total current assets	$863,443	$684,764
Net property, plant, and equipment	8,477,567	8,512,907
Other assets	2,047,849	2,075,408
Total assets	$11,388,859	$11,273,079
Total current liabilities	$754,677	$1,140,197
Long-term debt	6,656,123	6,400,616
Asset retirement obligations	303,548	298,275
Other liabilities	369,508	338,231
Total liabilities	8,083,856	8,177,319
Equity and partners’ capital
Common units (400,248,341 and 402,993,919 units issued and outstanding at June 30, 2022, and December 31, 2021, respectively)	3,164,328	2,966,955
General partner units (9,060,641 units issued and outstanding at June 30, 2022, and December 31, 2021)	(2,825)	(8,882)
Noncontrolling interests	143,500	137,687
Total liabilities, equity, and partners’ capital	$11,388,859	$11,273,079

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
thousands	2022	2021
Cash flows from operating activities
Net income (loss)	$632,841	$429,512
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	273,618	268,402
Long-lived asset and other impairments	90	27,604
(Gain) loss on divestiture and other, net	780	(642)
(Gain) loss on early extinguishment of debt	(91)	289
Change in other items, net	(163,799)	(11,504)
Net cash provided by operating activities	$743,439	$713,661
Cash flows from investing activities
Capital expenditures	$(191,357)	$(139,928)
Contributions to equity investments - related parties	(5,040)	(3,508)
Distributions from equity investments in excess of cumulative earnings – related parties	25,407	21,373
Proceeds from the sale of assets to third parties	1,096	8,003
(Increase) decrease in materials and supplies inventory and other	(1,053)	7,656
Net cash used in investing activities	$(170,947)	$(106,404)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$634,010	$100,000
Repayments of debt	(883,548)	(531,085)
Increase (decrease) in outstanding checks	13,038	(29,102)
Distributions to Partnership unitholders	(340,946)	(264,234)
Distributions to Chipeta noncontrolling interest owner	(3,182)	(1,521)
Distributions to noncontrolling interest owner of WES Operating	(8,812)	(5,292)
Net contributions from (distributions to) related parties	784	4,508
Unit repurchases	(79,217)	(16,241)
Other	(9,184)	(3,639)
Net cash provided by (used in) financing activities	$(677,057)	$(746,606)
Net increase (decrease) in cash and cash equivalents	$(104,565)	$(139,349)
Cash and cash equivalents at beginning of period	201,999	444,922
Cash and cash equivalents at end of period	$97,434	$305,573

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free cash flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted gross margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted gross margin, Adjusted EBITDA, and Free cash flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted gross margin, Adjusted EBITDA, and Free cash flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted gross margin, Adjusted EBITDA, and Free cash flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended
thousands	June 30, 2022	March 31, 2022
Reconciliation of Gross margin to Adjusted gross margin
Total revenues and other	$876,419	$758,297
Less:
Cost of product	148,556	72,848
Depreciation and amortization	139,036	134,582
Gross margin	588,827	550,867
Add:
Distributions from equity investments	66,016	55,795
Depreciation and amortization	139,036	134,582
Less:
Reimbursed electricity-related charges recorded as revenues	19,042	18,404
Adjusted gross margin attributable to noncontrolling interests (1)	19,166	18,090
Adjusted gross margin	$755,671	$704,750
Adjusted gross margin for natural-gas assets	$528,983	$488,909
Adjusted gross margin for crude-oil and NGLs assets	155,686	148,247
Adjusted gross margin for produced-water assets	71,002	67,594
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended
thousands	June 30, 2022	March 31, 2022
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$315,171	$317,670
Add:
Distributions from equity investments	66,016	55,795
Non-cash equity-based compensation expense	7,038	7,743
Interest expense	80,772	85,455
Income tax expense	1,491	1,805
Depreciation and amortization	139,036	134,582
Impairments	90	—
Other expense	181	—
Less:
Gain (loss) on divestiture and other, net	(1,150)	370
Gain (loss) on early extinguishment of debt	91	—
Equity income, net – related parties	48,464	49,607
Other income	—	106
Adjusted EBITDA attributable to noncontrolling interests (1)	14,072	13,917
Adjusted EBITDA	$548,318	$539,050
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$466,981	$276,458
Interest (income) expense, net	80,772	85,455
Accretion and amortization of long-term obligations, net	(1,804)	(1,782)
Current income tax expense (benefit)	703	673
Other (income) expense, net	45	(106)
Distributions from equity investments in excess of cumulative earnings – related parties	15,482	9,925
Changes in assets and liabilities:
Accounts receivable, net	114,696	165,134
Accounts and imbalance payables and accrued liabilities, net	(97,201)	14,292
Other items, net	(17,284)	2,918
Adjusted EBITDA attributable to noncontrolling interests (1)	(14,072)	(13,917)
Adjusted EBITDA	$548,318	$539,050
Cash flow information
Net cash provided by operating activities	$466,981	$276,458
Net cash used in investing activities	(99,330)	(71,617)
Net cash provided by (used in) financing activities	(518,466)	(158,591)
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended
thousands	June 30, 2022	March 31, 2022
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$466,981	$276,458
Less:
Capital expenditures	107,386	83,971
Contributions to equity investments – related parties	2,970	2,070
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	15,482	9,925
Free cash flow	$372,107	$200,342
Cash flow information
Net cash provided by operating activities	$466,981	$276,458
Net cash used in investing activities	(99,330)	(71,617)
Net cash provided by (used in) financing activities	(518,466)	(158,591)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	410	406
Processing	3,501	3,325
Equity investments (1)	516	479
Total throughput	4,427	4,210
Throughput attributable to noncontrolling interests (2)	157	152
Total throughput attributable to WES for natural-gas assets	4,270	4,058
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	320	315
Equity investments (3)	360	374
Total throughput	680	689
Throughput attributable to noncontrolling interests (2)	14	14
Total throughput attributable to WES for crude-oil and NGLs assets	666	675
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	882	766
Throughput attributable to noncontrolling interests (2)	18	15
Total throughput attributable to WES for produced-water assets	864	751
Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.36	$1.34
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (5)	2.57	2.44
Per-Bbl Adjusted gross margin for produced-water assets (6)	0.90	1.00
(1)Represents the 22% share of average Rendezvous throughput, 50% share of average Mi Vida and Ranch Westex throughput, and 30% share of average Red Bluff Express throughput.
(2)For all periods presented, includes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Represents the 10% share of average White Cliffs throughput; 25% share of average Mont Belvieu JV throughput; 20% share of average TEG, TEP, Whitethorn, and Saddlehorn throughput; 33.33% share of average FRP throughput; and 15% share of average Panola and Cactus II throughput.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, divided by total throughput (MMcf/d) attributable to WES for natural-gas assets.
(5)Average for period. Calculated as Adjusted gross margin for crude-oil and NGLs assets, divided by total throughput (MBbls/d) attributable to WES for crude-oil and NGLs assets.
(6)Average for period. Calculated as Adjusted gross margin for produced-water assets, divided by total throughput (MBbls/d) attributable to WES for produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended
	June 30, 2022	March 31, 2022
Throughput for natural-gas assets (MMcf/d)
Delaware Basin	1,493	1,326
DJ Basin	1,336	1,321
Equity investments	516	479
Other	1,082	1,084
Total throughput for natural-gas assets	4,427	4,210
Throughput for crude-oil and NGLs assets (MBbls/d)
Delaware Basin	198	192
DJ Basin	83	88
Equity investments	360	374
Other	39	35
Total throughput for crude-oil and NGLs assets	680	689
Throughput for produced-water assets (MBbls/d)
Delaware Basin	882	766
Total throughput for produced-water assets	882	766